Exhibit 10.1

AMENDMENT NUMBER TWO

to the

MASTER REPURCHASE AGREEMENT

Dated as of March 26, 2008

by and among

DB STRUCTURED PRODUCTS, INC.

DEUTSCHE BANK SECURITIES, INC.

and

CHIMERA INVESTMENT CORP.

This AMENDMENT NUMBER TWO is made this 26th day of March, 2008 ("Amendment Number Two"), by and among DB Structured Products, Inc. ("Buyer") and Deutsche Bank Securities, Inc. ("Agent"), each having an address at 60 Wall Street, New York, NY 10005 and Chimera Investment Corp., a Maryland corporation, having an address at 1211 Avenue of the Americas, New York, New York 10036 ("Seller"), to the Master Repurchase Agreement, dated as of January 31, 2008, by and among the Buyers and the Seller (as amended, supplemented or otherwise modified from time to time, the "Agreement").

RECITALS

WHEREAS, Seller has requested that Buyer and Agent agree to amend and extend certain of the terms of Amendment Number One to the Agreement dated as of March 14, 2008, and Buyer and Agent have agreed to such request, contingent on Seller’s satisfaction of certain conditions set forth below and compliance with the terms and provisions contained herein;

WHEREAS, as of the date hereof (after giving effect to the amendments contemplated hereby), Seller represents to Buyer and Agent that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Program Documents and no default has occurred and is continuing under any Program Documents to which it is a party; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date set forth hereinabove (but subject to the satisfaction in full of the conditions precedent set forth in Section 2 below), the Agreement is hereby amended as follows:

(a)		Section 14(g)(ii)(C) is hereby deleted in its entirety replaced with the following:

(C)

Seller shall at all times maintain Unrestricted Cash at least equal to, $40,000,000 for the period commencing March 26, 2008 to and including April 15, 2008, and thereafter, the greater of (i) $100,000,000, and (ii) three percent (3%) of the unpaid principal balance, the face value or the carrying value, as applicable, of all assets of Seller that are subject to any repurchase or secured credit arrangement to which Seller is a party; provided however, that for so long as no Transactions are outstanding as of April 15, 2008 and no new Transactions are entered into at any time after April 15, 2008, Seller shall not be obligated to comply with this Section 14(g)(ii)(C); and

(b)		Section 14(h)(vii) is hereby deleted in its entirety replaced with the following:

(vii)

a Material Margin Call shall have been made to Seller, which "Material Margin Call" shall mean any margin, maintenance, credit or similar call made to Seller in connection with a financing facility, repurchase agreement, credit agreement or other arrangement under which Seller has sold collateral or pledged or posted or is required to pledge or post collateral to secure or guarantee obligations thereunder; provided, that if any Transactions remain outstanding as of April 15, 2008 or any new Transactions are entered into at any time after April 15, 2008, any such call shall be deemed a Material Margin Call hereunder only if the amount of such call is equal to or exceeds $10,000,000; provided further, for so long as no Transactions are outstanding as of April 15, 2008 and no new Transactions are entered into at any time after April 15, 2008, Seller shall not be obligated to provide Buyer with notice of any Material Margin Call. Notwithstanding anything herein to the contrary, Seller shall provide notice of any Material Margin Call on the same Business Day in which Seller obtains notice or knowledge of such Material Margin Call.

(c) Section (C) in the Monthly Certification (set forth as Exhibit A to the Agreement) shall be amended to conform to the changes made above to Section 14(g)(ii)(C).

SECTION 2. Conditions Precedent. It is a condition precedent to the effectiveness of this Amendment Number Two that any Margin Call made by Buyer under the Agreement that is outstanding as of the date hereof shall be satisfied in full in accordance with the requirements of Section 6(a) of the Agreement by no later than 1:00 p.m. (New York time) on the date hereof.

SECTION 3. Additional Terms. In order to induce Buyer to execute and deliver this Amendment Number Two, Seller hereby agrees as follows, notwithstanding anything in any Program Document to the contrary:

(a) For the period commencing as of the date of this Amendment Number Two to and including April 15, 2008, Buyer shall have no obligation to enter into any new Transactions;

(b) For the period commencing as of the date of this Amendment Number Two to and including April 15, 2008, Seller shall deliver to Buyer daily reports (in a format that is mutually acceptable to Buyer and Seller) setting forth Seller’s (i) liquidity status (including Seller’s Unrestricted Cash), (ii) mark to market positions and advance rates with respect to all loans and securities on Seller’s consolidated books, and (iii) any other information that Buyer reasonably requests; provided that for so long as no Transactions are outstanding as of April 15, 2008 and no new Transactions are entered into at any time after April 15, 2008, Seller shall not be obligated to provide Buyer any such daily reports. Seller shall be deemed to make the representation set forth in Section 13(h) of the Agreement upon delivery of each such report.

(c) Seller agrees that as of April 15, 2008, Buyer shall have the right, exercisable in its sole discretion, to immediately reduce the Par Percentage and MV Percentage with respect to each Purchased Asset set forth on Exhibit A to the Pricing Side Letter by five percent (5%).

(d) Seller shall grant to Buyer and its Affiliates the right to act as the lead underwriter in connection with the next securitization or other similar public or private pass-through disposition of any Loan sponsored by Seller or an Affiliate thereof, for a market-rate fee.

Any breach of any of the foregoing covenants shall constitute an Event of Default under Section 19(c) of the Agreement, without any grace period.

SECTION 4. Representations. In order to induce Buyer to execute and deliver this Amendment Number Two, Seller hereby represents to Buyer that as of the date hereof (after giving effect to the amendments contemplated hereby), Seller is in full compliance with all of the terms and conditions of the Program Documents and no Default or Event of Default has occurred and is continuing under any of the Program Documents.

SECTION 5. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Two (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment Number Two) in accordance with Section 23(a) of the Agreement.

SECTION 6. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 8. No Waiver. Except as otherwise expressly provided for in this Amendment Number Two, (i) nothing herein shall extend to or affect in any way Seller’s obligations or any of the other rights of Buyer and remedies of Buyer arising under the Agreement, (ii) Buyer shall not be deemed to have waived or modified any or all of such other rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both would become a default under the Agreement, (iii) the failure of Buyer at any time or times hereafter to require strict performance by Seller of any of the provisions, warranties, terms and conditions contained in the Agreement shall not waive, modify affect or diminish any right of Buyer at any time or times thereafter to demand strict performance thereof, and (iv) no rights of Buyer hereunder shall be deemed to have been waived or modified by any act or knowledge of Buyer, its officers or employees, unless such waiver or modification is contained in an instrument in writing signed by the appropriate officers of Buyer and directed to Seller specifying such waiver or modification.

SECTION 9. Governing Law. This Amendment Number Two shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 10. Counterparts. This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Seller, Buyer, and Agent have caused this Amendment Number Two to the Master Repurchase Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

CHIMERA INVESTMENT CORP., as Seller

By: /s/ A. Alexandra Denahan
Name: A. Alexandra Denahan
Title: Chief Financial Officer

DB STRUCTURED PRODUCTS, INC., as Buyer

By: /s/ Vincent D'Amore
Name: Vincent D'Amore
Title: Authorized Signatory

By: /s/ Glenn Minkoff
Name: Glenn Minkoff
Title: Director

DEUTSCHE BANK SECURITIES, INC., as Agent

By: /s/ Vincent D'Amore
Name: Vincent D'Amore
Title: Authorized Signatory

By: /s/ Glenn Minkoff
Name: Glenn Minkoff
Title: Director